UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2024

CRH public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-32846	98-0366809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stonemason's Way, Rathfarnham, Dublin 16, D16 KH51, Ireland
(Address of principal executive offices)
+353 1 404 1000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares of €0.32 each	CRH	New York Stock Exchange
6.40% Notes due 2033	CRH/33A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐	Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act ☐

Item 8.01    Other Events.
On April 17, 2024, CRH public limited company (the “Company”) and its wholly owned subsidiary, CRH America Finance, Inc. (the “Issuer”), increased the size of an existing $2.0 billion U.S. Dollar Commercial Paper Program pursuant to which the Issuer may issue short-term notes unconditionally guaranteed by the Company having a maturity not to exceed 364 days from the date of issue from time to time in reliance on one or more exemptions from the registration requirements under the U.S. Securities Act of 1933, as amended (the “Securities Act”). After giving effect to the increase, the Issuer may issue short-term notes in an aggregate outstanding principal amount of up to $4.0 billion, providing added flexibility to support the Company’s short-term liquidity needs. The short-term notes were not and will not be registered under the Securities Act or state securities laws and may not be offered or sold in the United States or to or for the account of U.S. persons absent registration except in certain transactions exempt from or not subject to the registration requirements of the Securities Act. The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 23, 2024

CRH public limited company

/s/ Neil Colgan
By:	Neil Colgan
Company Secretary